                                                                EXHIBIT 10.19



        THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER 23, 1997 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS OR THE RULES AND REGULATIONS THEREUNDER (PROVIDED AMAZON RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO SUCH EFFECT) OR THE PROVISIONS OF THIS WARRANT.


                             STOCK PURCHASE WARRANT


Closing Date:  December 23, 1997                              Certificate No. 1

               For value received, Amazon.com, Inc., a Delaware corporation ("Amazon"), hereby grants to Deutsche Bank AG, New York Branch, for the benefit of the lenders party to that certain Credit Agreement (as hereinafter defined), or its registered assigns (the "Registered Holder"), the right to purchase from Amazon 750,000 shares of Warrant Stock at a price of $52.11 per share (as adjusted from time to time hereunder), (the "Exercise Price"). This Warrant is the warrant (the "Warrant") issued pursuant to the terms of the Credit Agreement (as amended or modified, the "Credit Agreement"), dated as of December 23, 1997, among Amazon, the other financial institutions party thereto and Deutsche Bank AG, New York Branch, as administrative agent. Certain capitalized terms used herein are defined in Section 6 hereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the Exercise Price are subject to adjustment pursuant to the provisions contained in this Warrant.

               Amazon and the Registered Holder agree that the value of this Warrant shall be zero ($0) for tax purposes.

               This Warrant is subject to the following provisions:

               Section 1.  Exercise of Warrant.

               1.A. Exercise Period. Subject to Section 2.D, the Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time in series as follows (provided any such exercise shall be for a minimum of 100 shares of Warrant Stock unless less than 100 shares of Warrant Stock are then issuable hereunder):

               (i) with respect to 75,000 shares of Warrant Stock (as adjusted from time to time hereunder) issuable upon exercise of this Warrant, on December 23, 1998 (the "Series I Warrant Stock");

               (ii) with respect to 225,000 shares of Warrant Stock (as adjusted from time to time hereunder) issuable upon exercise of this Warrant, on December 23, 1999 (the "Series II Warrant Stock"); and

               (iii) with respect to 450,000 shares of Warrant Stock (as adjusted from time to time hereunder) issuable upon exercise of this Warrant, on December 23, 2000 (the "Series III Warrant Stock"),

in each case to and including the fifth anniversary of the date on which such series first becomes exercisable (the "Exercise Period").

               1.B.  Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised when Amazon has received all of the following items (the "Exercise Time"):

               (a) a completed Exercise Agreement, as described in paragraph 1.C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

               (b)  this Warrant;

               (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8 hereof; and

               (d) either (1) a check payable to Amazon in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) a written notice to Amazon that the Person is exercising the Warrant (or a portion thereof) by authorizing Amazon to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

               (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by Amazon to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, Amazon shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement. The rights of, and restrictions on, the holders of Underlying Common Stock set forth herein will survive the expiration of this Warrant and the exercise in full of all of the purchase rights represented hereby.

               (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

               (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by Amazon in connection with such exercise and the related issuance of shares of Warrant Stock (other than any transfer taxes resulting from a simultaneous exercise and transfer). Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens, encumbrances, adverse claims and charges with respect to the issuance thereof.

               (v) Amazon shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. Amazon shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the sum of the Exercise Price then in effect.

               (vi) Amazon shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by Amazon).

               (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of Amazon, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or such sale of Amazon in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

               (viii) Amazon shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Warrant Stock as are issuable upon the exercise of the Warrant. All shares of Warrant Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, encumbrances, adverse claims and charges. Amazon shall take all such actions as may be necessary to ensure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange (or the Nasdaq Stock Market) upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by Amazon upon each such issuance).

               1.C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

               Section 2. Adjustment of Exercise Price and Number of Shares. The Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

               2.A. Subdivision or Combination of Common Stock. If Amazon at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If Amazon at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

               2.B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Amazon's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, other than an event otherwise provided for in this Section 2, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, Amazon shall make appropriate provision to ensure that the holders of this Warrant shall thereafter have the right to acquire and receive, upon exercise of this Warrant during the Exercise Period and upon payment of the Exercise Price then in effect, such shares of stock, securities or other assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, Amazon shall make appropriate provision with respect to such holders' rights and interests to ensure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to the Warrants. Amazon shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than Amazon) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               2.C. Minimum Adjustment; Rounding. In the event any adjustment of the Exercise Price pursuant to this Section 2 shall result in an adjustment of the Exercise Price of less than $.05 per share, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.05 or more per share; provided, however, that upon any adjustment of the

Exercise Price resulting from any event set forth in this Section 2, the foregoing figure of $.05 per share (or such figure as last adjusted) shall be proportionately adjusted; and provided, further, that upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised or repurchased. All calculations under this Section 2 shall be rounded to the nearest cent or the nearest share, as the case may be.

               2.D. Clawback. In the event Amazon repays all outstanding principal, accrued interest, fees and expenses (for which expenses Amazon has received notice from Agent or any Lender as of the date the principal is repaid in full) in accordance with the terms of the Credit Agreement in full and the Commitment of the Lenders is terminated on the dates set forth below, this Warrant shall immediately (with no further action on the part of Amazon or the Registered Holder) terminate and be of no further force or effect with respect to the number of shares of Warrant Stock set forth in the corresponding column below:

================================================================================
  Payment and Termination Date                   Warrant Terminated with
                                                         respect to:
--------------------------------------------------------------------------------
on or prior to December 23, 1998                  100% of Series I, II and III
--------------------------------------------------------------------------------
After December 23, 1998 but                       100% of Series II and III
prior to March 23, 1999
--------------------------------------------------------------------------------
After March 23, 1999, but                         50% of Series II and 100% of
prior to June 23, 1999                            Series III
--------------------------------------------------------------------------------
After June 23, 1999, but                          100% of Series III
prior to December 23, 1999
--------------------------------------------------------------------------------
After December 23, 1999, but                      50% of Series III
prior to June 23, 2000
--------------------------------------------------------------------------------
Thereafter                                        None
================================================================================


               Section 3. Liquidating Dividends. If Amazon pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with applicable corporate law and generally accepted accounting principles consistently applied), except for a stock dividend payable in shares of Common Stock or any distribution to holders of Common Stock in respect of the sale of all or substantially all of Amazon's assets to another Person; provided that Amazon has complied with Section 2 of this Warrant (a "Liquidating Dividend"), then, (i) upon exercise hereof and payment of the

Exercise Price, Amazon shall pay to the Registered Holder of this Warrant, the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; or (ii) in lieu of clause (i), at the option of the holder (such option to be exercised in writing by the holder at least 10 days after receipt of notice of such dividend from Amazon), the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such Liquidating Dividend shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction:

                      (A) the numerator of which shall be the Market Price in
               effect on such record date or, if any class of Common Stock trades on an ex-dividend basis, the date prior to the commencement of ex-dividend trading, less the value of such dividend or distribution (as determined by the Board of Directors of the Company in the good faith, reasonable exercise of its business judgment) applicable to one share of Common Stock, and

                      (B) the denominator of which shall be such Market Price.

        There shall be no additional adjustments under this Section 3 upon the consummation of any such Liquidating Dividend.

               Section 4.  Certificates, Notices and Consents.

               4.A. Certificates. Upon the occurrence of any event requiring adjustments of the Exercise Price and/or number of shares subject to this Warrant pursuant to Section 2, Amazon shall mail to the Registered Holder (by registered or certified mail, postage prepaid) a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of Amazon, setting forth in reasonable detail the events requiring the adjustment and the method by which such proposed adjustment was calculated, specifying the adjusted Exercise Price and/or number of shares subject to this Warrant after giving effect to the proposed adjustment(s).

               4.B. Notices. If Amazon after the date hereof, and so long as this Warrant(s) shall be outstanding, shall propose to:

               (i) pay any dividend (including, without limitation, any extraordinary dividend) payable in stock to the holders of Common Stock or to make any other distribution to the holders of Common Stock, or any pro rata subscription offer to holders of Common Stock to purchase any additional shares of any class of stock or any other rights or options (other than stock repurchases under Amazon's employee stock option plans as in effect on the date hereof or similar plans or other repurchase agreements in effect on the date hereof; or

               (ii) effect any Organic Change or sale transaction described in
        Section 2.B or the liquidation, dissolution or winding up of Amazon;

        then, in each such case, Amazon shall mail (by registered or certified mail, postage prepaid) to the Registered Holders notice of such proposed action, which shall specify the date on which the books of Amazon shall close, or a record date shall be established, for determining holders of Common Stock entitled to receive such stock dividends or other distribution or participate in such offering, or the date on which such Organic Change, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed.

Such notice shall be mailed, in the case of any action described by clause (i) above, at least 10 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and in case of clause (ii) above, at least 20 days prior to the date upon which such action takes place.

               4.C. Failure and Defects. Failure to mail any certificate or notice, or any defect in any certificate or notice, pursuant to this Section 4, shall not affect the legality or validity of the adjustment of the Exercise Price and/or number of shares of Warrant Stock subject to this Warrant pursuant to Section 2.

               Section 5.  Registration and Qualification.

               5.A. Piggyback Registration. If prior to December 23, 2007 Amazon proposes (whether at the request of any other Person or otherwise) to register any security under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto) prescribed by the Securities and Exchange Commission (the "Commission") permitting a secondary offering or distribution, Amazon shall promptly give to the holders of Underlying Common Stock written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of any holder of Underlying Common Stock given within 15 days after the date of any such notice, proceed to include in such registration such shares of Underlying Common Stock as have been requested by any such holder to be included in such registration; provided, however, that Amazon shall not be required to give such notice to the holder of a Warrant if the Warrant is not exercisable prior to the anticipated effective date of the registration. Amazon shall in each instance use its reasonable best efforts to cause any Underlying Common Stock (the holders of which shall have so requested registration thereof) to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the securities so registered.

        If the registration of which Amazon gives notices is for a registered public offering involving an underwriting, Amazon shall so advise the holders of Underlying Common Stock as a part of the written notice given pursuant to this section. In such event, the right of any holder of Underlying Common Stock to registration pursuant to this section shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Underlying Common Stock in the underwriting, to the extent requested, to the extent provided herein. All holders of Underlying Common Stock proposing to distribute their securities through such underwriting shall (together with Amazon and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Amazon. Notwithstanding any other provision of this section, if the managing underwriter determines and advises Amazon in writing that, in its opinion, the inclusion of the Underlying Common Stock with the securities being registered by Amazon and other shares of prospective sellers would materially adversely affect the distribution of all such securities, then the managing underwriter may limit the number of shares of Underlying Common Stock and other prospective sellers to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Underlying Common Stock) entitled to registration pursuant to registration rights granted by Amazon; provided, however, no such reduction may reduce the number of securities being sold by all the holders of securities entitled to registration other than Amazon to less than fifteen percent (15%) of the shares being sold in such offering. To facilitate the allocation of shares in accordance with the above provisions, Amazon or the underwriters may round the number of shares allocated to any holder of Underlying Common Stock or other holder to the nearest 100 shares. If any holder of Underlying Common Stock or other securities entitled to registration disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to Amazon and the managing underwriter delivered at least twenty-one (21) days prior to the effective date of the registration statement. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred twenty (120) days after the effective date of the registration statement relating thereto. In the event of such delay, Amazon shall use its reasonable best efforts to effect any registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay.

        The Company shall have the right to terminate or withdraw any registration initiated by it under this section prior to the effectiveness of such registration, whether or not any holder of Underlying Common Stock has elected to include securities in such registration.

               The holder of Underlying Common Stock who has requested Underlying Common Stock to be included in a registration pursuant to this
Section 5.A by acceptance hereof or thereof, agrees to execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

        5.B. Registration and Qualification Procedures. Whenever Amazon is required by the provisions of Section 5.A to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, Amazon shall, as expeditiously as possible:

        (i) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective and, before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to counsel selected by the majority of holders of Underlying Common Stock participating in such registration copies of all documents proposed to be filed with the Commission or other federal, state or local agencies, which documents shall be subject to the review and comments of such counsel;

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current for up to 60 days after the effectiveness of the registration statement (or such shorter time as is required to effect the distribution and sale of all the securities subject to such registration statement) and, subject to the foregoing limitations, to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same;

        (iii) furnish to each seller such number of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (A) the requirements of the Securities Act and (B) the seller's proposed method of distribution;

        (iv) use its reasonable best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that Amazon shall not be required in order to accomplish any of the foregoing to
(A) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, (B) qualify as a dealer in securities or (C) register or qualify in any jurisdiction if Amazon would be required to pay income taxes in such jurisdictions solely as a result of such registration or qualification;

        (v) if such registration is underwritten, use its reasonable best efforts to furnish, at the request of any underwriter (A) on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing Amazon for purposes of such registration, addressed to the underwriters covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters may reasonably request and are customarily included in such an opinion and (B) letters, dated the effective date of the registration statement and the date such securities are delivered to the underwriters for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by Amazon, addressed to the underwriters covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the underwriters may reasonably request and are customarily included in such letters;

        (vi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

        (vii) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section 5.A, containing customary terms;

        (viii) provide a transfer agent and registrar for all such Underlying Common Stock not later than the effective date of such registration statement;

        (ix) notify each seller of any Underlying Common Stock included in any such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Amazon shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Common Stock or other securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and

        (x) otherwise keep each seller advised in writing as to the initiation and progress of any registration under Section 5.A.

        5.C. Allocation of Expenses. If Amazon is required by the provisions of
Section 5.A to use its reasonable best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Underlying Common Stock, Amazon shall pay all expenses in connection therewith, including, without limitation, (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, (v) expenses of any special audits incident to or required by any such registration or qualification, (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification and
(vii) the reasonable fees and expenses of one counsel to the holders of Underlying Common Stock selected by a majority of such holders participating in such registration or qualification; provided, however, Amazon shall not be liable for (A) any discounts or commissions to any underwriter applicable to the securities registered on behalf of the holders of Underlying Common Stock or (B) any stock transfer taxes incurred in respect of the Warrant Stock sold by the sellers.

        5.D. Indemnification. In connection with any registration or qualification of securities under Section 5.A, Amazon shall indemnify the participating holders of Underlying Common Stock and each underwriter thereof, including each Person, if any, who is an officer or director of, or who controls, such holders or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all actual out-of-pocket losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorneys' fees and expenses, whether in an action brought by a third party or by the parties hereto), arising, directly or indirectly, out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if Amazon shall have furnished any amendments or supplements thereto); (ii) any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made,not misleading; or (iii) any violation by Amazon of any federal, state or common law rule or regulation applicable to Amazon and relating to action or inaction required of Amazon in connection with any such registration, provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this sentence shall not apply to the extent that (i) any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Underlying Common Stock confirmed to such Person if it is determined that it was the responsibility of the participating holder or any of its directors, officers or agents, or any underwriter, to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense; and (ii) such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based solely upon information furnished in writing to Amazon by such holder or underwriter expressly for use therein.

        The participating holders of Underlying Common Stock shall indemnify Amazon and each underwriter thereof, including each Person, if any, who is an officer or director of Amazon or who controls Amazon or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorneys' fees and expenses, whether in an action brought by a third party or by the parties hereto), arising out of or based upon (x) any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented if Amazon shall have furnished any amendments or supplements thereto); or (y) any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading or (z) any violation by Amazon of any federal, state or common law rule or regulation applicable to Amazon and relating to action or inaction required of such holder in connection with any such registration, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was based solely upon information furnished in writing to Amazon by such holder of Underlying Common Stock expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this sentence shall not apply to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Underlying Common Stock confirmed to such Person if it is determined that it was the responsibility of Amazon or any of its directors, officers or agents, or any underwriter, to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided further, that the obligations of each such holders of Underlying Common Stock shall be limited to an amount equal to the net proceeds to such holder from the sale of Underlying Common Stock as contemplated herein.

        Promptly upon receipt by a party to be indemnified under this Section 5.D of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 5.D, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party, unless such failure shall materially adversely affect the defense of such action. If notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees in writing to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

        If the indemnification provided for in this Section 5.D shall for any reason be unenforceable by an indemnified party, although otherwise available in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses with respect to which such indemnified party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, further, that the obligations of each such holder of Underlying Common Stock shall be limited to an amount equal to the net proceeds to such holder from the sale of Common Stock as contemplated herein. Amazon and each holder of Underlying Common Stock agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

        Each holder of Underlying Common Stock bearing the legend required by
Section 11, by acceptance hereof or thereof, as the case may be, agrees to the indemnification provisions of this Section 5.D.

        5.E. Supplying Information. Amazon and each holder of Underlying Common Stock shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to
Section 5.A.

        Section 6. Definitions. The following terms have meanings set forth below:

               "Agent" has the meaning provided in the Credit Agreement.

               "Commitment" has the meaning provided in the Credit Agreement.

               "Common Stock" means the Common Stock and any capital stock of any class of Amazon hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Amazon.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Lenders" has the meaning provided in the Credit Agreement.

               "Majority Warrant Holders" means the holders of Underlying Common Stock representing a majority of the shares of Underlying Common Stock then in existence.

               "Market Price" means as to any security (other than the Warrants) the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed or quoted, including for this purpose, The Nasdaq Stock Market, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 consecutive business days immediately prior to the day as of which "Market Price" is being determined; provided, that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on The Nasdaq Stock Market or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined by Amazon; provided, that if the holders of Warrants representing a majority of the Warrant Stock issuable under then-outstanding Warrants do not agree with Amazon's determination of Market Price set forth in the notice delivered by Amazon in connection with the event giving rise to the determination of Market Price, then such holders of Warrants representing a majority of the Warrant Stock issuable under then-outstanding Warrants may deliver written notice (the "Objection Notice") specifying the Market Price as determined by such holders within 10 days after receipt of Amazon's notice specifying the Market Price. Amazon and the holders of Warrants representing a majority of the Warrant Stock issuable under then-outstanding Warrants shall then negotiate in good faith in an attempt to agree on the Market Price, and if they are unable to agree within 20 days after delivery of the Objection Notice, then Market Price shall be determined by an investment banking firm selected by the American Arbitration Association (the "Appraiser"). The fees and expenses of the Appraiser shall be paid by Amazon. Any determination of Market Price of a security will be made without giving effect to any discount for any lack of liquidity attributable to a lack of a public market for such security, any block discount or discount attributable to the size of any Person's holdings of such security, any minority interest or any voting rights thereof or lack thereof. The "Market Price" of a Warrant means the excess of (i) the Market Price of the shares of Warrant Stock obtainable upon exercise thereof over (ii) the Aggregate Exercise Price of the Warrant Stock payable in connection with such exercise. For purposes of
        Section 1.B(i)(d)(2) above, the "Market Price" of any debt security of Amazon or any Subsidiary thereof shall be equal to the principal amount thereof plus all accrued interest thereon plus all premium and other amounts owing with respect thereto.

               "Person" has the meaning provided in the Credit Agreement.

               "Registered Holder" with respect to any Warrant means the Person who is reflected as the holder thereof on the register maintained by Amazon for such purpose, and "Registered Holders" at any time means all Registered Holders of Warrants then outstanding.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Underlying Common Stock" means (i) the Common Stock issued or issuable upon exercise of the Warrants (including the Warrant Stock), and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Warrant, any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Warrants. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

               "Warrant Stock" means the Common Stock or other securities issued or issuable upon exercise of the

        Warrant (including the Series I, Series II and Series III Warrant
        Stock).

               Section 7. No Voting Rights; Limitations of Liability. Prior to the exercise of this Warrant and except as otherwise specifically provided herein or in the Credit Agreement, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of Amazon. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of Amazon.

               Section 8. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of Amazon; provided that such transfer shall be at least equal to 3.3% of any series of Warrant Stock being transferred. Notwithstanding the foregoing, this Warrant and the Common Stock issued upon exercise of this Warrant may not be transferred without the consent of Amazon, which consent will only be withheld or delayed, if the proposed transferee is, has a major financial interest (excluding any mutual fund, investment banker or similar investment advisor with any such major financial interest as a result of accounts held by or on account of its customers in the ordinary course of business), or is an employee or affiliate of, a competitor of Amazon; provided, that the holders of Warrants may, without the consent of Amazon, transfer any interest therein to any lender or to any Affiliate of any lender.

               Section 9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of Amazon, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

               Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to Amazon (an affidavit of the Registered Holder shall be satisfactory) of the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Amazon (it being understood that an unsecured indemnity by the initial holder of the Warrants will in any event be satisfactory), or in the case of any such mutilation, upon surrender of such certificate, Amazon shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like tenor and dated the date of such lost, stolen, destroyed or mutilated certificate.

               Section 11. Legend. The certificates representing shares of Warrant Stock issued upon exercise of the Warrants shall be endorsed with the legend set forth as follows:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred unless registered under such Act or an exemption from registration is available (provided that Amazon may require an opinion of counsel reasonably satisfactory to it to such effect). Any transfer thereof is also subject to the conditions specified in the Stock Purchase Warrant of Amazon.com, Inc. (the "Company") dated as of December 23, 1997. A copy of the form of such Warrant is on file with the Secretary of the Company, and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at its headquarters."

Such legend shall be removed upon the request of the holder of such certificate; provided that removal of such legend shall be in compliance with applicable federal and state securities laws (and Amazon receives an opinion of counsel reasonably satisfactory to it that such legend is no longer necessary on such certificate to protect Amazon from a violation of such federal or state securities) and that there are no further restrictions on shares represented by such certificate under this Warrant.

               Section 12. Securities Law Compliance. The holder of this Warrant, by acceptance hereof, acknowledges that this Warrant is being acquired for the holder's account, for the benefit of the Lenders under the Credit Agreement, and for investment purposes only and not with a view toward distribution or resale, and that the holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

               Section 13. Rule 144 and 144A Reporting.

               (i) With a view to making available to the Holders of Warrants or any holders of Underlying Common Stock the benefits of certain rules and regulations of the Commission which may permit the sale of Underlying Common Stock to the public without registration, Amazon agrees, to:

               (a) make and keep public information available as those terms are understood and defined in Rule 144;

               (b) file with the Commission in a timely manner all reports and other documents required of Amazon under the Securities Act and Exchange Act; and

               (c) furnish to the holder of Warrants or Underlying Common Stock forthwith upon request of a written statement by Amazon as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act, a copy of the most recent annual or quarterly report of Amazon filed with the Commission, if any, and such other reports and documents of Amazon and other information in the possession of or reasonably obtainable by Amazon as the Holder or such holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing them to sell securities without registration under the Securities Act.

               (ii) With a view to making available to the holders of Warrants or holders of Warrant Stock the benefits of certain rules and regulations of the Commission which may permit the sale of Warrants or Warrant Stock to qualified institutional buyers, Amazon agrees, upon request, to provide to such holders and prospective purchasers of Warrants or Warrant Stock with the following information which shall be reasonably current:

               (a) a brief statement of the nature of the business of Amazon and the products and services it offers; and

               (b) a copy of Amazon's most recent balance sheet and profit and loss and retained earnings statements and similar audited financial statements for the two preceding fiscal years.

               Section 14. Consent for Additional Registration Rights. Amazon shall not grant rights to register any of its securities under the Securities Act to any other Person or entity without the consent of the Majority Warrant Holders if the grant of any such rights would be senior to the rights granted hereunder to the holder of the Warrant. Amazon may grant registration rights in the future which are on parity with those granted hereunder to the holders of the Underlying Common Stock

               Section 15. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing (including facsimile) and shall be delivered either personally, sent by reputable express courier service (charges prepaid) sent by registered or certified mail, return receipt requested, postage prepaid or forwarded by facsimile and shall be deemed to have been given when so delivered, sent or deposited in the U. S. Mail (i) to Amazon, at its principal executive offices and (ii) to the Registered Holder of this Warrant and the holders of Underlying Common Stock, at such holder's address as it appears in the records of Amazon (unless otherwise indicated by any such holder), or if given by facsimile, when such facsimile is transmitted to the facsimile number specified in the Credit Agreement with respect to Amazon and, with respect to the Registered Holder and the holders of Underlying Common Stock, as it appears in the records of Amazon (unless otherwise indicated by such holder).

               Section 16. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and Amazon may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Amazon has obtained the written consent of the Majority Warrant Holders; provided, that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the holders of Underlying Common Stock representing 100% of the shares of Underlying Common Stock.

               Section 17. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of Amazon and its stockholders. All other questions concerning the construction, validity and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               Section 18. Certain Expenses. In addition to any other amounts payable hereunder, Amazon shall pay all issuance expenses incurred in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of the Warrants or the shares of Underlying Common Stock.

                                    * * * * *

Warrant - Amazon.com, Inc.
               IN WITNESS WHEREOF, Amazon has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Closing Date hereof.

                                       AMAZON.COM, INC.



                                       By: /s/ Joy D. Covey
                                         ---------------------------------------

                                       Its:    Chief Financial Officer
                                          --------------------------------------
Attest:

/s/ Alan Caplan
-----------------------------
    General Counsel

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

                        (To be executed only upon partial
                     or full exercise of the within Warrant)

        The undersigned registered Holder of the within Warrant irrevocably exercises the within Warrant for and subscribes for ______ shares of Common Stock of Amazon.com, Inc. and agrees to make payment therefor in the amount of $________, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or __________ certificates in denominations of ______ shares) for the shares of Common Stock of ________ hereby subscribed for be issued in the name of and delivered to [choose one] (a) the undersigned or (b) ________, whose address is _____________ ____________, and if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of _________ not being subscribed for hereunder be issued in the name of and __________, whose address is
___________.

Dated:  ______________, ____


                                       By:
                                           -------------------------------------
                                             (Signature of Registered Holder)

Signature Guarantee:


-------------------------

By:______________________
        [Title]

                                                                      EXHIBIT II

                                 ASSIGNMENT FORM

                    (To be executed only upon the assignment
                             of the within Warrant)


        FOR VALUE RECEIVED the undersigned registered Holder of the within Warrant hereby sells, assigns and transfer unto (the "Transferee"), whose address is all of the rights of the undersigned under the within Warrant, with respect to ______ shares of Common Stock of Amazon.com, Inc. and if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of _________________ not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint
              Attorney to register such transfer on the books of maintained for the purpose, with full power of substitution in the premises. By signing below, the transferee agrees to be bound by all of the terms and conditions of the within Warrant.

Dated  __________________, ____


Signature Guaranteed:                       By
                                              ----------------------------------
                                               (Signature of Registered Holder)



----------------------------------
By
  --------------------------------
  [Title]


Accepted and Agreed this
____ day of ___________, ___:


By
  --------------------------------
     (Signature of Transferee)